EXHIBIT 10.14

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the “First Amendment”), dated effective as of January     , 2007 (the “Effective Date”), is made by and between Jackson Brewery Millhouse, L.L.C., a Louisiana limited liability company (the “Landlord”), and Odyssey Marine Exploration, Inc., a Nevada corporation (the “Tenant”)

INTRODUCTION

A. Landlord and Tenant are parties to that certain Lease Agreement (the “Original Lease”), dated June 1, 2005, pursuant to which Landlord leased to Tenant the Premises located on the first and third levels of the Jackson Brewery Millhouse building in New Orleans, Louisiana. Pursuant to the first paragraph of Section 3.4 of the Original Lease, Tenant exercised its option to terminate the Original Lease effective as of January 31, 2007.

B. Landlord and Tenant have agreed to extend the Term of the Original Lease on a limited basis through May 30, 2007 with respect to the portion of the Premises located on Level 3 of Landlord’s Building and to reduce the monthly rent payable to $6,000.00 per month. Landlord and Tenant have also agreed to make certain other changes to the Original Lease as set forth in this First Amendment.

NOW, THEREFORE, the Original Lease is hereby amended as follows.

1. Term and Termination Date. The Original Lease shall be extended from January 31, 2007 and continue on a month to month basis. This First Amendment to Lease may be terminated by either party at will and without cause provided that Tenant agrees to give Landlord 30 days notice of termination of this Amendment to the Lease. Because Tenant will require time to acquire new space should Landlord terminate, Landlord agrees to give Tenant 60 days written notice of Landlord’s intent to terminate.

2. Premises. The portion of the Premises located on Level 1 of the Landlord’s Building shall be released from the Original Lease effective as of January 31, 2007. Only the portion of the Premises located on Level 3 of Landlord’s Building shall remain part of the Premises after January 31, 2007.

3. Rent. The Rent payable by Tenant under the Lease shall remain unchanged through January 31, 2007. For the period beginning February 1, 2007 and continuing through the termination of this Lease Amendment, the monthly rental payment shall be reduced to $6,000.00 (six thousand dollars). Should this First Amendment to Lease be terminated prior to the completion of a full month, Tenant shall pay Rent on a daily prorated basis until termination.

Section 5.4 of the Original Lease shall remain in effect. Section 5.5 (pertaining to a rent credit tied to the number of paying customers) is hereby deleted effective immediately. Section 10.3 (pertaining to the Fixed Contribution to Operating Costs – Level 1) and Section 10.4 (pertaining to the Chilled Water Contribution – Level 3) are hereby deleted effective as of February 1, 2007.

4. Operations. Tenant shall have no obligation or right to operate a business in the Premises and any terms or obligations of the Original Lease regarding operation of a business are hereby deleted. Tenant shall use the Premises for the storage of its furniture, fixtures, equipment and other items. Section 4.5 (pertaining to Tenant’s exclusive in Landlord’s Building) and Section 10.5 (pertaining to parking) are hereby deleted effective immediately.

Tenant will also be able to bring guests and clients to the Premises from time to time during Landlord’s normal operating hours for the purpose of displaying and demonstrating Tenant’s equipment and exhibits. Tenant agrees to give Landlord twenty four hours notice of such scheduled visits.

5. Miscellaneous. Any provisions of the Original Lease which are inapplicable to or in conflict with the provisions herein are hereby excluded and deemed null and void. To the extent that the terms and conditions of the Original Lease are inconsistent with this First Amendment, the terms and conditions of this First Amendment shall prevail, otherwise, the Original Lease is hereby reaffirmed and shall remain in full force and effect. Capitalized terms that are not otherwise defined in this First Amendment shall have the meanings given to them in the Original Lease. The captions of the sections of this First Amendment are for convenience only and are not relevant in resolving any question of interpretation or construction of any provision of this First Amendment. This First Amendment may be executed in any number of counterparts. Each counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one and the same First Amendment. If for any reason any provision of this First Amendment shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this First Amendment.

Landlord and Tenant execute this First Amendment effective as of the Effective Date.

WITNESSES:	TENANT:

ODYSSEY MARINE EXPLORATION, INC.

By: